Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear Repurchases 1.65M Shares From

Venture Capital Investors

Carlsbad, Calif. – August 22, 2012 – MaxLinear, Inc. (NYSE: MXL), a leading provider of integrated radio frequency (RF) and mixed-signal integrated circuits for broadband communication applications, today announced that it has executed an agreement to repurchase 1,152,338 shares of its Class A common stock from Mission Ventures and 500,000 shares of its Class B common stock from various funds affiliated with US Venture Partners. Following the repurchase, Mission Ventures will no longer hold any Class A or Class B Common Stock of MaxLinear. USVP will continue to hold an aggregate of 2,396,571 shares of MaxLinear’s Class B common stock and no shares of Class A common stock.

The per share purchase price for all of the shares being repurchased was $5.59, the closing price of MaxLinear’s Class A common stock in trading on the New York Stock Exchange on August 21, 2012, the date of the agreement. The aggregate repurchase price was $9,236,569. The repurchase is subject to standard closing and settlement conditions.

Under the terms of the stock repurchase agreement, USVP has agreed for a period of six months to notify MaxLinear prior to making any sales or other transfers of MaxLinear’s capital stock or any distributions of MaxLinear capital stock to USVP’s limited partners. For a 24-hour period, MaxLinear will then have the opportunity, but not the obligation, to repurchase the shares proposed to be sold, distributed, or transferred at a per share repurchase price equal to the closing price of MaxLinear’s Class A common stock in trading on the New York Stock Exchange on the day after USVP notifies MaxLinear of its intentions with respect to a sale, distribution, or transfer of the shares.

“Given current trading prices and the large blocks of stock held by our largest remaining pre-IPO investors, our board of directors believed that these privately negotiated repurchases were in the best interests of MaxLinear and its stockholders,” said Kishore Seendripu, Ph.D., Chairman and Chief Executive Officer of MaxLinear, Inc. Dr. Seendripu added: “The decision with respect to these private repurchases was unique to the present circumstances of MaxLinear’s business and the substantial blocks held by Mission and USVP. We are not presently contemplating any open market repurchases or similar repurchase programs.”

About MaxLinear, Inc.

MaxLinear, Inc. is a leading provider of radio frequency and mixed-signal semiconductor solutions for broadband communication applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MxL and the MaxLinear logo are trademarks of MaxLinear, Inc. Other trademarks appearing herein are the property of their respective owners.

Cautionary Note About Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. Forward-looking statements include, among others, statements concerning or implying MaxLinear’s future financial performance or future valuations of MaxLinear’s common stock. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by these forward-looking statements. MaxLinear’s business, revenues, and operating results are and will be subject to numerous risks and uncertainties, including (among others), how end user markets for its products will develop; MaxLinear’s ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for its products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in MaxLinear’s filings with the United States Securities and Exchange Commission (SEC), including risks and uncertainties identified in its Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2012. All forward-looking statements are qualified in their entirety by this cautionary statement. MaxLinear is providing this information as of the date of this release and does not undertake any obligation to update any forward-looking statements contained in this release as a result of new information, future events or otherwise.

MaxLinear Inc. Press Contact: David Rodewald The David James Agency LLC Tel: 805-494-9508 david@davidjamesagency.com	MaxLinear Inc. Corporate Contact: Adam Spice Chief Financial Officer Tel: 760-692-0711 aspice@maxlinear.com